EX-99(p)1

GUIDESTONE FUNDS

CODE OF ETHICS

General

This Code of Ethics of GuideStone Funds (the “Trust”) is adopted pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and shall apply to each series of shares of the Trust now in existence or hereafter created.

Rule 17j-1(a) under the 1940 Act makes it unlawful for any employee, officer or trustee of a registered investment company or its investment adviser or principal underwriter, and certain other affiliated persons of such entities, in connection with the purchase or sale, directly or indirectly, by such person of a security “held or to be acquired” by such investment company, to (i) employ any device, scheme or artifice to defraud such investment company; (ii) make to such investment company any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the investment company; or (iv) engage in any manipulative practice with respect to the investment company.

The underlying general principles of this Code of Ethics are that “access persons,” (as defined below) in conducting their personal “securities” (as defined below) transactions, (i) owe a fiduciary duty to shareholders of an affiliate investment company and at all times have a duty to place the interests of such shareholders ahead of their personal interests, (ii) are obligated to conduct all personal “securities” transactions in accordance with this Code of Ethics and in a manner so as to avoid any actual or potential conflict of interest or abuse of such person’s position of trust and responsibility, and any appearance of such conflict of interest or abuse of position, and (iii) should not take inappropriate advantage of their positions.

1.	Definitions.

(1)	“Access Person” means any trustee, director, officer or Advisory Person (as defined below) of the Trust.

The defined terms “Access Person” and “Advisory Person” shall not include any person who is subject to securities transaction reporting requirements of a code of ethics adopted by an administrator, sub-adviser or underwriter or affiliate thereof in compliance with Rule 17j-1 of the 1940 Act, which has been submitted to and accepted by the trustees of the Trust as contemplated by Section 13(a) hereof.

(2)	“Adviser” means GuideStone Capital Management

(3)	“Advisory Person” means (i) any employee of the Trust (or of any company in a control relationship with the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (ii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Securities by the Trust.

(4)	“Chief Compliance Officer” means the so-designated individual at the Trust (or that person’s designee if the compliance person is absent or unavailable).

(5)	“Investment Personnel” (or, singularly, “Investment Person”) are (i) employees of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of a security, or (ii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust regarding the purchase and sale of securities by the Trust.

(6)	“Independent Trustee” means a trustee of the Trust who is not an “interested person” of the Trust as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

(7)	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except it does not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers’ acceptances, certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies.

The defined term “security” shall include shares of exchange traded funds (“ETFs”) registered with the U.S. Securities and Exchange Commission under the 1940 Act as either an open-end management company (an “open-end ETF”) or as a unit investment trust (a “UIT ETF”).

(8)	A “security held or to be acquired” means a Security which, within the most recent 15 days: (i) is or has been held by the Trust; or (ii) is being or has been considered by the Trust, the Adviser or the Trust’s sub-advisers for purchase by the Trust, and includes an option to purchase or sell, and any Security which is convertible into or exchangeable for, a Security described in (i) or (ii) of this sub-Section.

(9)	“Beneficial Ownership” shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Generally, a person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse and the names of his or her minor children who reside with him or her. A person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, trust, or another entity) if, by reason of a contract, understanding or relationship he or she obtains or may obtain therefrom benefits substantially equivalent to those of ownership.

(10)	“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

(11)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(12)	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

2.	Prohibitions.

(a)	No Access Person in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

(i)	shall employ any device, scheme or artifice to defraud the Trust;

(ii)	make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(iv)	engage in any manipulative practice with respect to the Trust.

(b)	No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she actually knows or should have known at the time of such purchase or sale:

(i)	is being considered for purchase or sale by the Trust; or

(ii)	is then being purchased or sold by the Trust.

(c)	No Investment Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a Limited Offering or Initial Public Offering (“IPO”) without prior approval from the Compliance Officer.

3.	Exempted Transactions.

The Prohibitions of Sections 2(b) and 2(c) of this Code of Ethics shall not apply to transactions concerning:

(a)	Purchases or sales effected in any account over which the Access Person or Investment Person has no direct or indirect influence or control.

(b)	Purchases or sales of Securities which are not eligible for purchase or sale by the Trust.

(c)	Purchases or sales which are non-volitional on the part of the Access Person or Investment Person.

(d)	Purchases which are part of an automatic dividend reinvestment plan.

(e)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.	Procedural Matters.

The Chief Compliance Officer of the Trust shall:

(a)	Furnish a copy of this Code of Ethics to each Access Person upon commencement of employment and annually thereafter so each such Access Person may certify that he or she has read and understands said Code of Ethics and recognizes that he or she is subject to the principles and provisions contained therein.

(b)	Review all reports submitted under Sections 6, 7 and 8 of this Code of Ethics to detect conflicts of interest and abusive practices.

(c)	Notify quarterly each Access Person of his or her obligation to file a Quarterly Report as provided by Section 6 of this Code of Ethics.

(d)	Notify each new Access Person of his or her obligation to file an Initial Report as provided by Section 7 of this Code of Ethics.

(e)	Notify annually each Access Person of his or her obligation to file an Annual Report as provided by Section 8 of this Code of Ethics.

(f)	Promptly report to the President of the Trust the facts contained in any report filed with the Compliance Officer pursuant to Section 6, 7 or 8 of this Code of Ethics when such report indicates that an Access Person engaged in a transaction in a Security held or to be acquired by the Trust, or otherwise violated or appeared to violate this Code of Ethics and its reporting requirements.

(g)	At least annually, furnish to the Board of Trustees of the Trust a written report that describes any issues arising under this Code of Ethics.

(h)	Maintain a current list of all Access Persons and Investment Personnel and identify all reporting Access Persons on such list, and take steps to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner.

(i)	Determine whether to grant prior approval for Investment Personnel to purchase or sell a Security in a Limited Offering or IPO by considering (among other factors) whether the investment opportunity should be reserved for the Trust and whether the individual is being offered the opportunity by virtue of his or her position with respect to the Trust. The Compliance Officer shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by any Investment Person of a Security in a Limited Offering or IPO, for at least five (5) years after the end of the fiscal year in which the approval is granted.

(j)	Maintain the records required by paragraph (f) of Rule 17j-1.

(k)	Furnish copies of the reports required due to his/her own status as an Access Person in compliance with Section 6, 7 and 8 of this Code of Ethics to the Adviser’s Chief Compliance Officer. The Adviser’s Chief Compliance Officer shall review such reports and report any violations to the President of the Funds.

5.	Reporting Exceptions.

(a)	Not withstanding the provisions of Sections 6, 7 and 8 of this Code of Ethics, an Access Person shall not be required to make a report with respect to transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control.

(b)	An Independent Trustee of the Trust: (i) need not make the Initial and Annual Reports required by Sections 7 and 8 of this Code of Ethics; and (ii) need only report, on a Quarterly Report required by Section 6 of this Code of Ethics, a transaction in a Security if such trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known, that during the 15-day period immediately before or after the date of the transaction by the trustee, such Security was purchased or sold by the Trust or was being considered for purchase or sale by the Adviser or any of the Trust’s sub-advisers.

6.	Quarterly Reports.

(a)	Every Access Person shall report to the Chief Compliance Officer of the Trust the information described below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security. The Quarterly Report shall be made not later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Each Access Person shall submit a Quarterly Report for each quarter, including those quarters during which no Securities transactions were effected. The Quarterly Report shall be made on the form attached as Exhibit A and shall contain the following information:

•	the date of the transaction, the title and the number of shares, and the principal amount of each Security involved, and the interest rate and maturity date (if applicable);

•	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	the price at which the transaction was effected;

•	the name of the broker, dealer or bank with or through whom the transaction was effected; and

•	the date that the Access Person submitted the Quarterly Report.

(b)	With respect to any account established by an Access Person, in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall include on the Quarterly Report the following information:

•	the name of the broker, dealer or bank with whom the Access Person established the account; and

•	the date the account was established.

(c)	An Access Person may, at his or her election, submit, within 10 calendar days after the end of the calendar quarter, a brokerage statement or transaction confirmation in lieu of the Quarterly Report, provided such statement or confirmation contains all the information required to be included in the Quarterly Report.

7.	Initial Reports.

Each Access Person shall disclose all personal Securities holdings to the appropriate compliance officer not later than 10 days after becoming an Access Person. The Initial Report shall be made on the form attached as Exhibit B and shall contain the following information:

•	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

•

the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

•	the date that the Access Person submitted the Initial Report.

8.	Annual Reports.

Each Access Person shall disclose to the Compliance Officer all personal Securities holdings on an annual basis within 45 days after the end of the calendar year. The Annual Report shall provide information on personal Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. The Annual Report shall be made on the form attached as Exhibit C and shall contain the following information:

•	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

•	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

•	the date that the Access Person submitted the Annual Report.

9.	Disclaimers.

Any report required under Section 6, 7 or 8 of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

10.	Availability of Reports.

All information supplied pursuant to this Code may be available for inspection by the Trustees of the Trust, the Board of the Adviser, the President of the Adviser, the Compliance Officer, and any party to which any investigation is referred by any of the foregoing. In addition, this information may be disclosed to any applicable regulator of the Trust or the Adviser and as otherwise required by law.

11.	Gifts.

On occasion, because of their position with the Trust, Access Persons may be offered gifts from, or may wish to give gifts to, unaffiliated persons or entities that do business or wish to do business with the Trust (“vendors”). The solicitation, acceptance or giving of such gifts or gratuities by Access Persons is strictly prohibited, except for: (1) gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100, with a $100 annual limit per vendor and an overall annual limit of $500 from all vendors); (2) customary business lunches, dinners, entertainment (e.g., sporting events); (3) promotional items (e.g., pens, mugs, T-shirts); and (4) gifts of reasonable value for special occasions (e.g., holidays, retirement). If an Access Person receives any gift that is or might be prohibited under this Code, that person promptly must inform the Compliance Officer. Access Persons shall submit a quarterly report of items received to the Compliance Officer. Gifts under $25 need not be reported. Trustees of the Trust are not required to submit quarterly reports of items received.

12.	Violations.

Upon being apprised of facts that indicate that a violation of this Code of Ethics may have occurred, the President of the Trust, in consultation with the Chief Compliance Officer of the Trust, shall determine whether, in his or her judgment, the conduct being considered did in fact violate the provisions of this Code. If the President determines that a violation of this Code has occurred, he or she may impose such sanctions as deemed appropriate in the circumstances. If the person whose conduct is being considered (a) is the President of the Trust or a member of the Board of the Adviser or (b) is a member of the Board of Trustees of the Trust, then any disposition shall be by the Board of the Adviser in the case of (a), or the Board of Trustees of the Trust, in the case of (b).

Adopted: March 3, 2004

Amended: November 3, 2004 and March 3, 2005

Amended: September 13, 2005 (name change)

Amended: February 24, 2006

Amended: May 23, 2006

Amended: February 22, 2007

Amended: May 22, 2007

GUIDESTONE FUNDS

CODE OF ETHICS

LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL (REVISED 9/13/2007)

Access Personnel	Reporting Personnel	Investment Staff
Margaret Barnett	Margaret Barnett (GSCM)
Ron Bass	Ron Bass (GSCM)
Jeffrey P. Billinger	Jeffrey P. Billinger
Jan Boutwell	Jan Boutwell (GSCM)
Tim Bray	Tim Bray (GSCM)	Tim Bray
Michael R. Buster
Scott Cook	Scott Cook
Melanie Childers	Melanie Childers
Rodric E. Cummins	Rodric E. Cummins	Rodric E. Cummins
Jay Edmondson	Jay Edmondson (GSCM)	Jay Edmondson
William Craig George
Pat Griffin	Pat Griffin (GSCM)
Barry Hartis	Barry Hartis
Gerald B. Jones	Gerald B. Jones
John R. Jones	John R. Jones
Martin Landry	Martin Landry (GSCM)	Martin Landry
Tracee Larson	Tracee Larson (GSCM)
Joseph A. Mack
Julie Fry
Arthur G. Merritt	Arthur G. Merritt
Rodney R. Miller	Rodney R. Miller
Franklin Morgan
Janai Nuckols	Janai Nuckols
Patrick Pattison	Patrick Pattison (GSCM)
Matt L. Peden	Matt L. Peden	Matt L. Peden
Mike Riego	Mike Riego (GSCM)
Melissa Riley	Melissa Riley
Curtis D. Sharp	Curtis D. Sharp
James Ray Taylor
Toni Vandivort	Toni Vandivort (GSCM)
Darren Wall	Darren Wall (GSCM)	Darren Wall
Kenneth Wallace	Kenneth Wallace
Patricia A. Weiland	Patricia A. Weiland

EXHIBIT A

GUIDESTONE FUNDS

CODE OF ETHICS

QUARTERLY REPORT

CALENDAR QUARTER ENDED     /    /

During the calendar quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics.

Name of Security and Ticker Symbol	Date of Transaction	Number of Shares of Security	Interest Rate and Maturity Date (if applicable)	Principal Amount	Nature of Transaction (purchase, sale, other)	Price	Broker/Dealer or Bank Through Whom Effected

This report excludes (i) transactions with respect to which I had no direct or indirect influence or control and (ii), other transactions not required to be reported, and is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.

EXHIBIT A

I hereby represent that I established the brokerage accounts listed below, in which Securities were held during the quarter referenced above for my indirect or direct benefit.

Name of Broker, Bank or Dealer with Whom Account Maintained	Date Established

Date:	Signature:

Print Name:

EXHIBIT B

GUIDESTONE FUNDS

CODE OF ETHICS

INITIAL REPORT

1.	I hereby acknowledge receipt of a copy of the Code of Ethics.

2.	I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an “Access Person.”

3.	As of the date below, I had a direct or indirect beneficial ownership in the following Securities:

Name of Security	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)

1.	I hereby represent that I maintain account(s), as of the date this report is submitted, in which Securities are held for my direct or indirect benefit, with the brokers, dealers or banks listed below.

Name of Broker, Bank or Dealer with Whom Account Maintained	Date Established

This report is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.

Date:	Signature:

Print Name:

EXHIBIT C

GUIDESTONE FUNDS

CODE OF ETHICS

ANNUAL REPORT

YEAR ENDED DECEMBER 31,

1.	I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an “Access Person.”

2.	I hereby certify that, during the year, I have complied with the requirements of the Code of Ethics and I have reported all Securities transactions required to be reported pursuant to the Code.

3.	As of December 31, , I had a direct or indirect beneficial ownership in the following Securities:

Name of Security	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)	Broker/Dealer or Bank Through Whom Effected

EXHIBIT C

4.	I hereby represent that I maintain account(s), with the brokers, dealers or banks listed below, in which Securities are held for my direct or indirect benefit.

Name of Broker, Bank or Dealer with Whom Account Maintained	Date Established

This report is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.

Date:	Signature:

Print Name: